UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CME GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This supplement to the proxy statement of CME Group Inc., dated March 18, 2020, is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 16, 2020.

IMPORTANT NOTICE REGARDING

2020 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 6, 2020

Dear Shareholders:

Due to public health concerns regarding the coronavirus (COVID-19) pandemic and governmental actions related thereto, including restrictions on in-person gatherings, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of CME Group Inc. (“we” or “our”), has been changed. As previously announced, the Annual Meeting will be held on Wednesday, May 6, 2020 at 10:00 a.m., Central Time. We have determined to hold the Annual Meeting in a virtual meeting format only, with attendance via the Internet, to protect the health and well-being of our shareholders and our employees, management team and board of directors. You will not be able to attend the Annual Meeting in person.

As described in the previously-distributed proxy materials for the Annual Meeting, which may also be accessed at www.proxyvote.com, you are entitled to participate in and vote at the Annual Meeting if you were a shareholder of record at the close of business on March 9, 2020, the record date of the Annual Meeting, or hold a legal proxy for the meeting provided by your bank, broker or nominee.

Accessing the Virtual Meeting. The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/CME2020. In order to attend the Annual Meeting virtually, you will need to log-in using the control number found on your proxy card, voting instruction form or notice that was previously mailed to you or sent to you electronically. Online check-in will begin prior to the start of the Annual Meeting. Shareholders of record may vote during the Annual Meeting by following the instructions available on the meeting website. In addition, you may submit questions and view the rules of conduct for the virtual Annual Meeting at www.virtualshareholdermeeting.com/CME2020. A list of shareholders entitled to vote at the Annual Meeting will be accessible to shareholders of record during the Annual Meeting on the meeting website. Guests without control numbers will be allowed to participate in the Annual Meeting in a listen only mode.

Technical Assistance. If you encounter any difficulties accessing or hearing the Annual Meeting during the check-in or meeting time, there will be a helpline number on the meeting’s website.

In addition, a full webcast replay will be posted to the Investor Relations section of our website www.cmegroup.com for one year following the Annual Meeting.

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. If you have already voted, you do not need to vote again. We will not be updating the notice or the proxy card included with the proxy materials to reflect the change in location and they may continue to be used to vote your shares in connection with the Annual Meeting. The proxy materials contain important information regarding the matters to be acted upon at the Annual Meeting and we encourage you to read them.

April 16, 2020

By order of the Board of Directors

Kathleen M. Cronin

Senior Managing Director,

General Counsel & Corp. Secretary